Filed pursuant to Rule 424(b)(3)

File Nos. 333-260965, 333-262265, 333-262832, 333-262833, 333-262834, 333-264149, 333-264574, 333-264570, 333-265180, 333-263033, 333-265889, 333-266343, 333-268410, 333-270448, 333-269206

EATON VANCE RISK-MANAGED DIVERSIFIED EQUITY INCOME FUND

Supplement to Prospectus Supplement, Prospectus and
Statement of Additional Information (“SAI”) dated November 10, 2021

EATON VANCE ENHANCED EQUITY INCOME FUND

Supplement to Prospectus Supplement, Prospectus and SAI dated January 20, 2022

EATON VANCE TAX-ADVANTAGED DIVIDEND INCOME FUND

EATON VANCE TAX-MANAGED DIVERSIFIED EQUITY INCOME FUND

EATON VANCE TAX-MANAGED GLOBAL DIVERSIFIED EQUITY INCOME FUND

Supplement to Prospectus Supplements, Prospectuses and SAIs dated February 18, 2022

EATON VANCE ENHANCED EQUITY INCOME FUND II

Supplement to Prospectus Supplement, Prospectus and SAI dated April 5, 2022

EATON VANCE TAX-MANAGED BUY-WRITE OPPORTUNITIES FUND

EATON VANCE TAX-MANAGED GLOBAL BUY-WRITE OPPORTUNITIES FUND

Supplement to Prospectus Supplements, Prospectuses and SAIs dated April 29, 2022

EATON VANCE NATIONAL MUNICIPAL OPPORTUNITIES TRUST

Supplement to Prospectus Supplement, Prospectus and SAI dated July 28, 2022

EATON VANCE SENIOR INCOME TRUST

Supplement to Prospectus Supplement, Prospectus and SAI dated August 25, 2022

EATON VANCE FLOATING-RATE INCOME TRUST

Supplement to Prospectus and SAI dated September 27, 2022

EATON VANCE SENIOR FLOATING-RATE TRUST

Supplement to Prospectus Supplement, Prospectus and SAI dated March 31, 2023

EATON VANCE TAX-ADVANTAGED GLOBAL DIVIDEND OPPORTUNITIES FUND

Supplement to Prospectus Supplement, Prospectus and SAI dated March 31, 2023

EATON VANCE TAX-MANAGED BUY-WRITE INCOME FUND

Supplement to Prospectus Supplement, Prospectus and SAI dated May 4, 2023

EATON VANCE MUNICIPAL INCOME TRUST

Supplement to Prospectus Supplement, Prospectus and SAI dated May 10, 2023

(collectively the “Funds”)

Effective March 3, 2024, the Funds and Eaton Vance Management, the Funds’ investment adviser, and Eaton Vance Distributors, Inc., the Funds’ distributor will change the location of their principal offices. Accordingly, effective on that date, all references to “Two International Place, Boston, Massachusetts 02110” are deleted from the Funds’ Prospectus Supplements, Prospectuses and Statements of Additional Information and replaced with “One Post Office Square, Boston, Massachusetts 02109.”

February 21, 2024